Exhibit 99.1
                                  ------------


                                                                          [LOGO]
                                                          There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                        Georgetown Bancorp, Inc. Reports
             Increased Profitability for Three And Nine Months Ended
                                 March 31, 2009

         GEORGETOWN, MASSACHUSETTS, April 28, 2009 -

         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended March 31, 2009 of $75,000, or $.03 per basic and diluted share, compared to a net loss of $65,000 or $.03 per basic and diluted share for the three months ended March 31, 2008. The net income for the nine months ended March 31, 2009 was $194,000, or $.08 per basic and diluted share, compared to a net loss of $292,000 or $.11 per basic and diluted share for the nine months ended March 31, 2008.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased and encouraged by the Company's continued improving financial performance, particularly in light of the extremely challenging economic environment we operate in. The foundation for our improving financial performance has been the execution of our business strategies, which include the development of commercial lending and the expansion of our branch network. The successful execution of these business strategies is being accomplished in a prudent and controlled manner, as evidenced by our asset quality, achievement of branch profitability and increasing net interest margin. We believe the continued successful execution of these business strategies will increase shareholder value in the long-term."

                             Georgetown Bancorp Inc.
                             Selected Financial Data

                                                        At or for the   At or for the
                                                     Nine Months Ended    Year Ended
                                                       March 31, 2009   June 30, 2008
                                                       --------------   -------------
                                                            (Dollars in thousands,
                                                             except share data)
Financial Condition Data:
Total assets                                            $    204,613    $    184,741
Cash and cash equivalents                                      7,607           5,455
Loans receivable, net                                        168,410         148,909
Allowance for loan losses                                      1,387           1,212
Investment securities (1)                                     17,154          18,977
Deposits                                                     136,403         106,292
Borrowings                                                    49,007          59,873

Total stockholders' equity                                    17,193          16,773
Stockholders' equity to total assets at end of period           8.40%           9.08%
Total shares outstanding                                   2,638,387       2,638,387

Asset Quality Data:
Total non-performing loans                              $        283    $      1,386
Other real estate owned                                           --              --
Total non-performing assets                                      283           1,386
Non-performing loans to total loans                             0.17%           0.92%
Non-performing assets to total assets                           0.14%           0.75%
Allowance for loan losses to non-performing loans             490.11%          87.45%
Allowance for loan losses to total loans                        0.82%           0.81%
Loans charged off                                       $         14    $         60
Recoveries on loans previously charged off                         8              41

                                                     Three Months Ended           Nine Months Ended
                                                         March 31,                    March 31,
                                                     2009          2008           2009          2008
                                                  ----------    ----------     ----------    ----------
                                                       (Dollars in thousands, except per share data)
Operating Data:
Interest and dividend income                      $    2,671    $    2,316     $    7,885    $    6,969
Interest expense                                       1,217         1,239          3,589         3,912
                                                  ----------    ----------     ----------    ----------
   Net interest income                                 1,454         1,077          4,296         3,057
Provision for loan losses                                  4             4            182             8
                                                  ----------    ----------     ----------    ----------
    Net interest income after
        provision for loan losses                      1,450         1,073          4,114         3,049
Non-interest income                                      224           152            579           513
Non-interest expense                                   1,566         1,418          4,387         4,101
                                                  ----------    ----------     ----------    ----------
Income (loss) before income taxes                        108          (193)           306          (539)
Income tax provision (benefit)                            33          (128)           112          (247)
                                                  ----------    ----------     ----------    ----------
   Net income (loss)                              $       75    $      (65)    $      194    $     (292)
                                                  ==========    ==========     ==========    ==========

Net income (loss) per share:  basic and diluted   $     0.03    $    (0.03)    $     0.08    $    (0.11)

Performance Ratios:
Return on assets                                        0.15%        -0.15%          0.13%        -0.23%
Return on equity                                        1.74%        -1.49%          1.52%        -2.22%
Interest rate spread                                    2.75%         2.23%          2.80%         2.10%
Net interest margin                                     3.06%         2.69%          3.14%         2.59%
Efficiency ratio                                       93.41%       115.31%         90.00%       114.89%
Non-interest expense to average total assets            3.12%         3.35%          3.03%         3.28%


(1) Does not include Federal Home Loan Bank Stock of $3.1 million

About Georgetown Bancorp, Inc.

         Georgetown Bancorp, Inc. is the holding company for Georgetown Savings Bank. Georgetown Savings Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, is committed to making a positive difference in the communities we serve. We strive to deliver exceptional personal service at all times and to help each of our customers achieve their unique financial goals through a competitive array of commercial and consumer banking services. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.



Forward-looking statements

         This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END